Exhibit 5-A


                         [DORSEY & WHITNEY LETTERHEAD]



                                 April 14, 1997




Otter Tail Power Company
215 South Cascade Street
Box 496
Fergus Falls, Minnesota  56538-0496

Ladies and Gentlemen:

     	Reference is made to the proposed issuance and sale from time to time by Otter Tail Power Company, a Minnesota corporation (the "Company"), of not to exceed 250,000 of its Common Shares, $5 par value (the "Shares"), pursuant to the Company's Employee Stock Ownership Plan (the "Plan"), and the Company's Registration Statement on Form S-8 (the "Registration Statement") with respect to such proposed issuance and sale to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

     	We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Shares and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for the purposes of this opinion.

     	Based upon such examination, we are of the opinion that:

     	(1)	The Company is duly incorporated, validly existing and in
good standing under the laws of the State of Minnesota.

     	(2)	The Company is a public utility, as defined in the statutes
of the States of Minnesota, North Dakota and South Dakota, is authorized to conduct its business in the States of Minnesota, North Dakota and South Dakota as a public utility and, as such public utility, is subject to the jurisdiction of the Minnesota Public Utilities Commission with respect to the issuance of its securities and to the jurisdiction of the North Dakota Public Service Commission with respect to the issuance of certain of its securities.

     	(3)	The Shares have been duly authorized and will be legally
issued, fully paid and non-assessable when:

     	(a)	the Registration Statement shall have become effective under the Securities Act;

     	(b)	the Shares shall have been duly executed, countersigned and
      registered and shall have been duly delivered to Mellon Bank, N.A., the trustee under the Plan, upon payment of the consideration therefor;

     	(c)	the Shares shall have been issued and sold in accordance
      with the resolutions of the Board of Directors, the terms of the Plan and the Order or Orders of the Minnesota Public
      Utilities Commission; and

     	(d)	the requirements of the securities laws of the various
      states in which the Shares are to be offered shall have been satisfied.

     	We hereby consent to the filing of this opinion as Exhibit 5-A to the Registration Statement.


                            				Very truly yours,

                            				/s/ Dorsey & Whitney LLP

                            				Dorsey & Whitney LLP



GLT